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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------


                                    FORM 8-K


                                 Amendment No. 1
                                       to
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: September 1, 2000
                        (Date of earliest event reported)



                        SOUTHERN FINANCIAL BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Virginia                       0-22836                 54-1779978
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

           37 East Main Street
           Warrenton, Virginia                                      20186
(Address of Principal Executive Offices)                          (Zip Code)


               Registrant's telephone number, including area code:
                                 (540) 349-3900



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

Item 2.      Acquisition or Disposition of Assets.

         On September 1, 2000, First Savings Bank of Virginia, a Virginia-chartered savings association ("First Savings"), was merged with and into Southern Financial Bank (the "Bank"), a Virginia state bank and a wholly owned subsidiary of Southern Financial Bancorp, Inc. (the "Company"), a Virginia corporation (the "Merger"). The Merger was consummated pursuant to an Agreement and Plan of Reorganization, dated as of March 31, 2000, by and between First Savings, the Company and the Bank, and a related Plan of Merger.

         Under the terms of the Merger, each outstanding share of First Savings' common stock, par value $1.00 per share ("First Savings Common Stock"), was converted into 0.44 shares of the Company's common stock, par value $0.01 per share ("Company Common Stock"), and cash in lieu of fractional shares. As a result, all shareholders of First Savings became shareholders of the Company. There were 931,605 shares of First Savings Common Stock outstanding immediately prior to the consummation of the Merger.

         For a more detailed description of the Merger, see the Company's Proxy Statement/Prospectus, which was filed with the Securities and Exchange Commission on July 24, 2000 in connection with the Company's Registration Statement on Form S-4 (File No. 333-39666), and which is incorporated herein by reference.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)    Financial Statements of Businesses Acquired.


First Savings Bank of Virginia and Subsidiary

Contents

--------------------------------------------------------------------------------


Report of Independent Certified Public Accountants


Consolidated Financial Statements

     Consolidated Statements of Financial Condition

     Consolidated Statements of Income

     Consolidated Statements of Stockholders' Equity and Comprehensive Income

     Consolidated Statements of Cash Flows

     Notes to Consolidated Financial Statements

Interim Consolidated Financial Statements (unaudited)

     Consolidated Statements of Financial Condition

     Consolidated Statements of Income

     Consolidated Statements of Cash Flows

     Notes to Consolidated Financial Statements

Report of Independent Certified Public Accountants

Board of Directors
First Savings Bank of Virginia and Subsidiary

We have audited the accompanying consolidated statements of financial condition of First Savings Bank of Virginia and Subsidiary (the Institution) as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of the Institution's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Savings Bank of Virginia and Subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP

Vienna, Virginia
February 18, 2000

First Savings Bank of Virginia and Subsidiary

Consolidated Statements of Financial Condition

-----------------------------------------------------------------------------------------------------------------------------

December 31,                                                                     1999                        1998
-----------------------------------------------------------------------------------------------------------------------------
Assets

Assets
    Cash and due from banks                                             $          1,498,144         $         2,401,577
    Federal Home Loan Bank overnight investments                                   6,104,409                   8,209,901
    Investment securities available for sale                                       1,244,160                   4,398,035
    Investment securities held to maturity                                        10,981,544                   8,103,127
    Federal Home Loan Bank stock                                                     241,500                     396,900
    Loans receivable, net                                                         47,681,905                  40,274,250
    Foreclosed real estate, net                                                      157,419                      10,000
    Accrued interest receivable                                                      445,310                     361,561
    Premises and equipment, net                                                      511,767                     558,928
    Other assets                                                                     178,803                     349,566

                                                                        -----------------------------------------------------

                                                                        $         69,044,961         $        65,063,845
                                                                        -----------------------------------------------------

Liabilities and Stockholders' Equity

Liabilities

    Deposits                                                            $         55,127,762         $        58,018,972
    Advances from Federal Home Loan Bank                                           3,000,000                          --
    Securities sold under agreement to repurchase                                  5,860,751                   2,515,982
    Accrued interest payable                                                          73,943                      43,842
    Advances from borrowers for taxes and insurance                                   37,292                      24,133
    Deferred income taxes                                                            123,261                          --
    Other liabilities                                                                 94,259                     111,109

                                                                        -----------------------------------------------------

Total Liabilities                                                                 64,317,268                  60,714,038

Stockholders' Equity

    Common stock ($1 par value, 12,000,000
        shares authorized, 931,605 and 930,105
        shares issued and outstanding, respectively)                                 931,605                     930,105
    Additional paid-in capital                                                     3,276,339                   3,273,339
    Retained earnings                                                                510,873                     146,363
    Accumulated other comprehensive income                                             8,876                          --

                                                                        -----------------------------------------------------

Total Stockholders' Equity                                                         4,727,693                   4,349,807

                                                                        -----------------------------------------------------

                                                                        $         69,044,961         $        65,063,845
-----------------------------------------------------------------------------------------------------------------------------

                The accompanying notes are an integral part of these statements.

First Savings Bank of Virginia and Subsidiary

Consolidated Statements of Income

---------------------------------------------------------------------------------------------------------------------------------

Year ended December 31,                                                          1999                        1998
---------------------------------------------------------------------------------------------------------------------------------

Interest Income

    Loans                                                               $          4,141,404        $          3,668,992
    Investments                                                                    1,071,540                     770,559

                                                                        ---------------------------------------------------------

Total Interest Income                                                              5,212,944                   4,439,551

Interest Expense

    Deposits                                                                       2,429,225                   2,441,830
    Borrowed funds                                                                   452,054                     110,653

                                                                        ---------------------------------------------------------

Total Interest Expense                                                             2,881,279                   2,552,483

                                                                        ---------------------------------------------------------

Net Interest Income                                                                2,331,665                   1,887,068

Provision for Loan Losses                                                            130,000                      85,000

                                                                        ---------------------------------------------------------

Interest Income After Provision for Loan Losses                                    2,201,665                   1,802,068


Non-interest Income

    Service charges                                                                  555,814                     481,946
    Gain on sale of real estate owned                                                 75,641                      16,193
    Gain on sale of loans                                                             21,668                      62,966
    Other                                                                             24,484                      21,879

                                                                        ---------------------------------------------------------

Total Non-interest Income                                                            677,607                     582,984

Non-interest Expense

    Compensation and related benefits                                              1,098,554                     915,460
    Occupancy expense                                                                121,224                      88,788
    Property and equipment expense including depreciation
        and amortization                                                             257,392                     188,538
    Professional fees                                                                166,790                     134,050
    Federal deposit insurance premium and regulatory fees                             75,549                      68,771
    Data processing expense                                                          177,599                     152,015
    Other                                                                            394,454                     336,412

                                                                        ---------------------------------------------------------

Total Non-interest Expense                                                         2,291,562                   1,884,034

                                                                        ---------------------------------------------------------

Income Before Income Taxes                                                           587,710                     501,018

Income Tax Expense                                                                   223,200                      63,000

                                                                        ---------------------------------------------------------

Net Income                                                              $            364,510         $           438,018
---------------------------------------------------------------------------------------------------------------------------------

Basic Earnings Per Share of Common Stock                                $               .39          $               .52
---------------------------------------------------------------------------------------------------------------------------------

Diluted Earnings Per Share of Common Stock                              $               .39          $               .51
---------------------------------------------------------------------------------------------------------------------------------

                The accompanying notes are an integral part of these statements.

First Savings Bank of Virginia and Subsidiary

Consolidated Statements of Stockholders' Equity and Comprehensive Income

Years ended December 31, 1999 and 1998.

                                                                Retained           Accumulated
                                                   Additional   Earnings           Other
                                       Common      Paid-in      (Accumulated       Comprehensive
                                       Stock       Capital      Deficit)           Income          Total

Balance, January 1, 1998              $  745,030   $2,760,314   $ (291,655)        $--             $3,213,689

Net Income for the Year                     --           --        438,018          --                438,018

Other Comprehensive Income                  --           --           --            --                   --

Total Comprehensive Income                                                                            438,018

Options Exercised                         22,325       24,650         --            --                 46,975

Stock Issuance                           162,750      488,375         --            --                651,125

Balance, December 31, 1998               930,105    3,273,339      146,363          --              4,349,807

Net Income for the Year                     --           --        364,510          --                364,510

Other Comprehensive Income
   Unrealized holding gain during
   the period, net of tax of $5,440         --           --           --           8,876                8,876

Total Comprehensive Income               373,386

Options Exercised                          1,500        3,000         --            --                  4,500

Balance, December 31, 1999            $  931,605   $3,276,339   $  510,873    $    8,876           $4,727,693

                The accompanying notes are an integral part of these statements.

First Savings Bank of Virginia and Subsidiary

Consolidated Statements of Cash Flows

------------------------------------------------------------------------------------------------------------------------

Year ended December 31,                                                          1999                        1998
------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Cash and Cash Equivalents

Cash Flows from Operating Activities
    Net income                                                          $            364,510         $           438,018

                                                                        ------------------------------------------------
    Adjustments to reconcile net income to net cash from
        operating activities
           Depreciation and amortization                                             115,564                     111,720
           Amortization of loan fees                                                 (70,829)                   (108,305)
           Amortization of premiums and discounts from
               investment purchases                                                   22,240                      58,072
           Provision for possible loan losses                                        130,000                      85,000
           Deferred income taxes                                                     189,821                          --
           Gain on sale of loans                                                     (21,668)                    (62,966)
           Gain on sale of real estate owned                                         (75,641)                    (16,193)
           Net gain on sale of investments                                            (1,448)                         --
           Proceeds from sale of loans held for sale                                      --                   1,262,966
           Increase in accrued interest receivable                                   (83,749)                    (96,332)
           Decrease (increase) in other assets                                        93,323                    (109,586)
           Increase in accrued interest payable                                       30,101                      23,391
           Increase (decrease) in advances from borrowers
               for taxes and insurance                                                13,159                      (8,360)
           Decrease in other liabilities                                             (16,850)                    (21,674)
                                                                        ------------------------------------------------

    Total adjustments                                                                324,023                   1,117,733
                                                                        ------------------------------------------------

Net Cash Provided by Operating Activities                                            688,533                   1,555,751
                                                                        ------------------------------------------------

Cash Flows from Investing Activities
    Proceeds from sale of loans                                                      945,840                   4,109,341
    Proceeds from sale of real estate owned                                          679,181                     297,838
    Purchases of equipment                                                           (68,403)                    (72,013)
    Net increase in loans                                                         (9,141,957)                 (5,558,335)
    Purchase of available-for-sale securities                                       (578,735)                 (6,458,403)
    Proceeds from sale of available-for-sale securities                            2,165,384                          --
    Purchases of held-to-maturity securities                                      (6,605,018)                 (9,092,775)
    Proceeds from sale of held-to-maturity securities                                377,882                          --
    Principal repayment on investments                                             4,914,909                   5,447,555
    Redemption of Federal Home Loan Bank stock                                       155,400                          --
                                                                        ------------------------------------------------

Net Cash Used in Investing Activities                                             (7,155,517)                (11,326,792)
                                                                        ------------------------------------------------

Cash Flows from Financing Activities
    Net (decrease) increase in demand deposits, NOW accounts
        and savings accounts                                                      (1,831,137)                  8,659,250
    Net (decrease) increase in certificates                                       (1,060,073)                  3,139,971
    Proceeds from FHLB advances                                                    3,000,000                          --
    Payment of FHLB advances                                                              --                    (200,000)
    Securities sold under agreement to repurchase                                  3,344,769                   2,515,982
    Proceeds from common stock issuance                                                4,500                     698,100
                                                                        ------------------------------------------------

Net Cash Provided by Financing Activities                                          3,458,059                  14,813,303
                                                                        ------------------------------------------------

Net Increase in Cash and Cash Equivalents                                         (3,008,925)                  5,042,262
                                                                        ------------------------------------------------

Cash and Cash Equivalents, beginning of year                                      10,611,478                   5,569,216
                                                                        ------------------------------------------------

Cash and Cash Equivalents, end of year                                  $          7,602,553         $        10,611,478
------------------------------------------------------------------------------------------------------------------------

                The accompanying notes are an integral part of these statements.

First Savings Bank of Virginia and Subsidiary

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The  Bank  with  its  subsidiary  (the   Institution)  is  headquartered  in
    Springfield, Virginia, and currently operates from two branches in Springfield and Fredericksburg. The Institution, a SAIF-insured institution, is engaged primarily in originating one- to four-family residential and construction real estate loans in Northern Virginia. The Institution follows generally accepted accounting principles applicable to depository institutions.

    Principles of Consolidation

    The accompanying consolidated financial statements include the accounts of First Savings Bank of Virginia and its wholly owned subsidiary, FSB Financial Corporation. The subsidiary was inactive in both 1999 and 1998. All material intercompany accounts and transactions have been eliminated in consolidation.

    Cash Equivalents

    For purposes of presentation in the consolidated statement of cash flows, cash and cash equivalents are defined as those amounts included in the statement of financial condition captions, "Cash and due from banks" and "Federal Home Loan Bank overnight investments." For purposes of the statements of cash flows, the Institution considers all highly liquid debt instruments when purchased with original maturities of three months or less to be cash equivalents.

    Investment Securities

    Investment securities which the Institution has the positive intent and ability to hold to maturity are reported at amortized cost. Investment securities which management has designated as available for sale are recorded at their fair market value. The net unrealized gain or loss, net of taxes, is shown as a component of stockholders' equity.

    Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and determined using the specific identification method.

    Loans Receivable

    Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balances adjusted for any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

    Interest income is accrued on the unpaid principal balance. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

First Savings Bank of Virginia and Subsidiary

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

    A loan is considered impaired when, based on current information and events, it is probable that the Institution will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of shortfall in relation to the principal and interest owed.

    The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid unaccrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

    The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Institution's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions.

    Foreclosed Real Estate

    The Institution's real estate acquired by foreclosure is initially recorded at the net realizable value at the date of foreclosure. Costs relating to the improvement of property are capitalized. Holding costs are charged to expense as incurred. Valuations are periodically performed by management, and an allowance is established by a charge to operations if the carrying value of the asset exceeds its fair value.

    Income Taxes

    Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance must also be established to the extent to which sufficient evidence does not exist to support realization of a deferred tax benefit arising from temporary differences.

    Premises and Equipment

    Leasehold improvements and furniture, fixtures and equipment are carried at cost, less accumulated depreciation and amortization. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is being amortized using the straight-line method over the terms of the related leases.

First Savings Bank of Virginia and Subsidiary

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

    Earnings Per Share

    Basic   earnings  per  share  have  been   computed  on  the  basis  of  the
    weighted-average number of shares of common stock outstanding. The weighted-average number of shares outstanding was 931,465 and 844,238 in 1999 and 1998, respectively.

    Diluted earnings per share have been computed using the weighted-average shares outstanding during the year plus the potential effect of shares issued for stock options outstanding (939,360 and 866,376 for 1999 and 1998, respectively). The potential dilutive securities have no effect on net income used to compute diluted earnings per share.

    Comprehensive Income

    The Institution adopted Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, as of January 1, 1998. The Institution had no items of other comprehensive income in 1998.

    Transfers of Financial Assets

    Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Institution, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Institution does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

    Reclassifications

    Certain reclassifications have been made to the 1998 financial statements to conform to the 1999 presentation.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Recent Accounting Pronouncements

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. If certain conditions are met, an entity may elect to designate a derivative as follows: (1) a hedge of the exposure to changes in

First Savings Bank of Virginia and Subsidiary

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

    the fair value of a recognized asset or liability or an unrecognized firm commitment, (2) a hedge of the exposure to variable cash flows of a forecasted transaction or (3) a hedge of the foreign currency exposure of an unrecognized firm commitment, an available-for-sale security, a foreign currency denominated forecasted transaction, or a net investment in a foreign operation. The Statement generally provides for matching the timing of the recognition of the gain or loss on derivatives designated as hedging instruments with the recognition of changes in the fair value of the item being hedged. Depending on the type of hedge, such recognition will be in either net income or other comprehensive income. For a derivative not designated as a hedging instrument, changes in fair value will be recognized in net income in the period of change. Management is currently evaluating the impact of adopting this Statement on the consolidated financial statements, but does not anticipate that it will have a material impact.

--------------------------------------------------------------------------------

NOTE B--INVESTMENT SECURITIES

    Investment securities classified as available for sale are recorded at their estimated market value. The carrying values and estimated fair values of investment securities are summarized as follows:

                                                                         Gross          Gross           Estimated
                                                         Amortized    Unrealized      Unrealized           Fair
    December 31, 1999                                        Cost        Gains          Losses             Value
-----------------------------------------------------------------------------------------------------------------------------

       Mortgage-backed securities                       $ 1,229,844   $    14,316      $     --          $   1,244,160

                                                        ---------------------------------------------------------------------

                                                                         Gross          Gross           Estimated
                                                         Amortized    Unrealized      Unrealized           Fair
    December 31, 1998                                        Cost        Gains          Losses             Value
-----------------------------------------------------------------------------------------------------------------------------

       Mortgage-backed securities                       $ 4,398,035   $    --          $     --          $   4,398,035

                                                        ---------------------------------------------------------------------

    Investment securities classified as held to maturity are recorded at amortized cost. The carrying amounts and estimated fair values of such investment securities are summarized as follows:

                                                                         Gross          Gross           Estimated
                                                         Amortized    Unrealized      Unrealized           Fair
    December 31, 1999                                        Cost        Gains          Losses             Value
-----------------------------------------------------------------------------------------------------------------------------
       Bonds, notes and debentures at
         amortized cost:
           U.S. government and agency
              obligations                               $ 5,515,473   $    1,463       $     (119,750)   $    5,397,186
           Mortgage-backed securities                     5,466,071       11,059              (54,031)        5,423,099
                                                        ---------------------------------------------------------------------

                                                        $ 10,981,544  $    12,522      $     (173,781)   $   10,820,285
                                                        ---------------------------------------------------------------------

First Savings Bank of Virginia and Subsidiary

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE B--INVESTMENT SECURITIES--Continued


                                                                         Gross          Gross           Estimated
                                                         Amortized    Unrealized      Unrealized           Fair
    December 31, 1999                                        Cost        Gains          Losses             Value
-----------------------------------------------------------------------------------------------------------------------------
       Bonds, notes and debentures at
         amortized cost:
           U.S. government and agency
              obligations                               $   454,874     $    687      $       --          $   455,561
           Mortgage-backed securities                     7,648,253        6,435             (34,520)       7,620,168
                                                        ---------------------------------------------------------------------

                                                        $ 8,103,127   $    7,122       $     (34,520)    $  8,075,729
                                                        ---------------------------------------------------------------------

    The scheduled maturities of securities at December 31, 1999, were as follows:

                                                              Securities Available                    Securities Held
                                                                    for Sale                            to Maturity
                                                        --------------------------------     --------------------------------
                                                           Amortized              Fair          Amortized            Fair
    December 31, 1999                                        Cost                 Value           Cost              Value
-----------------------------------------------------------------------------------------------------------------------------

    Due within one year                                 $            --    $          --     $           --   $            --
    Due from one year to five years                                  --               --            142,880           139,439
    Due from five to ten years                                       --               --            647,301           609,631
    Due after ten years                                       1,229,844        1,244,160         10,191,363        10,071,215
                                                        ---------------------------------------------------------------------

                                                        $     1,229,844    $   1,244,160     $  10,981,544    $    10,820,285
                                                        ---------------------------------------------------------------------

    Investments with carrying values of $7,206,180 and $3,767,992 were pledged at December 31, 1999 and 1998, respectively.

    Gross realized gains and losses on sales of available for sale securities totaled $1,727 and $-0- in 1999. There were no sales of securities in 1998. The tax provision for the 1999 gain amounted to $656.

    During 1999, the Institution sold a held-to-maturity security for a loss of $278. At the time of sale, the security's remaining unamortized cost totaled approximately $375,000. Management intended to sell an available for sale security rather than the held-to-maturity security. As such, management does not believe the sale taints the remaining held-to-maturity portfolio.

-------------------------------------------------------------------------------

NOTE C--LOAN SERVICING

    Loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of loans serviced for others were $2,859,085 and $4,420,243 at December 31, 1999 and 1998, respectively.

First Savings Bank of Virginia and Subsidiary

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE D--LOANS RECEIVABLE

    Loans receivable at December 31, are summarized as follows:

                                                                                         1999                    1998
-----------------------------------------------------------------------------------------------------------------------------
         First mortgage loans (conventional)
             Principal balances
                Secured by one- to four-family residences                     $      13,614,149       $       11,542,419
                Secured by other properties                                           8,890,000                7,945,035
                Construction loans                                                   14,827,808               12,329,363
                                                                              -----------------------------------------------

                                                                                     37,331,957               31,816,817

                Unamortized loan premiums                                                 5,920                    6,045
                Deferred loan origination fees, net                                    (105,469)                (112,674)
                                                                              -----------------------------------------------

         Total first mortgage loans                                                  37,232,408               31,710,188

         Consumer and other loans
             Principal balances

                Consumer                                                                906,015                  832,140
                Second mortgage                                                         130,295                  125,883
                Commercial                                                            9,894,594                8,064,964
                                                                              -----------------------------------------------

         Total consumer and other loans                                              10,930,904                9,022,987

             Less allowance for loan losses                                            (481,407)                (458,925)
                                                                              -----------------------------------------------

                                                                              $      47,681,905       $       40,274,250
                                                                              -----------------------------------------------

    Mortgage loans in the amount of $3,917,094 at December 31, 1999 were pledged as collateral for borrowings from the Federal Home Loan Bank. No mortgage loans were pledged as collateral for borrowings from the Federal Home Loan Bank at December 31, 1998.

    Activity in the allowance for loan losses is summarized as follows for the years ended December 31:

                                                                                         1999                    1998
-----------------------------------------------------------------------------------------------------------------------------
         Balance, beginning of year                                           $         458,925       $          401,085
         Provisions, charged to operations                                              130,000                   85,000
         Loans charged off                                                             (172,476)                 (38,120)
         Recoveries                                                                      64,958                   10,960
                                                                              -----------------------------------------------

         Balance, end of year                                                 $         481,407       $          458,925
                                                                              -----------------------------------------------

First Savings Bank of Virginia and Subsidiary

-------------------------------------------------------------------------------

December 31, 1999 and 1998
-------------------------------------------------------------------------------

NOTE D--LOANS RECEIVABLE--Continued

     Impairment of loans has been recognized in conformity SFAS No. 114, as amended by SFAS No. 118. The following is a summary of information pertaining to impaired loans at December 31:


                                                                                             1999                    1998
   ---------------------------------------------------------------------------- ----------------------- -----------------------
   Impaired loans without a valuation allowance                                  $                  --   $                  --
   Impaired loans with a valuation allowance                                                 1,331,032               1,390,500
                                                                                ----------------------- -----------------------

   Total impaired loans                                                          $           1,331,032   $           1,390,500
                                                                                ----------------------- -----------------------

   Valuation allowance related to impaired loans                                 $             133,103   $             130,755
                                                                                ----------------------- -----------------------


                                                                                             1999                     1998
   ---------------------------------------------------------------------------- ------------------------ ----------------------
   Average investment in impaired loans                                          $            1,360,766  $             819,550
                                                                                ------------------------ ----------------------

   Interest income recognized on impaired loans                                                 162,450                118,426
                                                                                ------------------------ ----------------------

   Interest income recognized on a cash basis on impaired loans                  $              162,450  $             118,426
                                                                                ------------------------ ----------------------


    Loans having carrying values of $738,518 and $281,645 were transferred to foreclosed real estate in 1999 and 1998, respectively.

    The Institution is not committed to lend additional funds to debtors whose loans have been modified.

-------------------------------------------------------------------------------

NOTE E--ACCRUED INTEREST RECEIVABLE

    Accrued interest receivable is summarized as follows at December 31:

                                                                                         1999                    1998
-------------------------------------------------------------------------------------------------------------------------------
         Investments                                                          $          91,249       $           86,850
         Loans receivable                                                               354,061                  274,711
                                                                            ---------------------------------------------------

                                                                              $         445,310       $          361,561
                                                                            ---------------------------------------------------

First Savings Bank of Virginia and Subsidiary

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE F--FORECLOSED REAL ESTATE

    Foreclosed real estate consists of the following at December 31:

                                                                                         1999                    1998
--------------------------------------------------------------------------------------------------------------------------------
         Land                                                                 $           7,500       $           10,000
         One- to four-family residences                                                 149,919                       --
                                                                              --------------------------------------------------

                                                                              $         157,419       $           10,000
------------------------------------------------------------------------------==================================================

NOTE G--PREMISES AND EQUIPMENT

    Premises and equipment are summarized as follows at December 31:

                                                                                         1999                    1998
--------------------------------------------------------------------------------------------------------------------------------

             Leasehold improvements                                           $         476,616       $          475,416
             Furniture, fixtures and equipment                                          593,570                  526,368
                                                                              --------------------------------------------------

                                                                                      1,070,186                1,001,784
             Less accumulated depreciation and amortization                            (558,419)                (442,856)
                                                                              --------------------------------------------------

                                                                              $         511,767       $          558,928
                                                                              ==================================================

NOTE H--DEPOSITS

    Deposits are summarized as follows at December 31:

                                                                                         1999                    1998
--------------------------------------------------------------------------------------------------------------------------------

         Demand and NOW accounts                                              $       9,354,305       $       13,254,862
         Money market deposit accounts                                                4,118,167                2,454,337
         Statement savings                                                            3,684,890                3,279,300
                                                                              --------------------------------------------------

                                                                                     17,157,362               18,988,499

         Certificates of deposit                                                     37,970,400               39,030,473
                                                                              --------------------------------------------------

                                                                              $      55,127,762       $       58,018,972
                                                                              ==================================================

First Savings Bank of Virginia and Subsidiary

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE H--DEPOSITS--Continued

    The aggregate amount of short-term certificates of deposit with a minimum denomination of $100,000 was approximately $6,521,813 and $7,093,300 at December 31, 1999 and 1998, respectively.

    At December 31, 1998 the scheduled maturities of certificates of deposit are as follows:

        Year ending December 31,

--------------------------------------------------------------------------------

               2000                                     $       28,346,502
               2001                                              4,455,499
               2002                                              2,134,007
               2003                                              2,123,496
               2004                                                910,896
                                                        ------------------------
                                                        $       37,970,400
                                                        ------------------------

NOTE I--BORROWED FUNDS

    Pursuant to collateral agreements with the Federal Home Loan Bank (FHLB), advances are secured by all stock in the FHLB, qualifying first mortgage loans and certain investment securities. Advances of $3,000,000 at December 31, 1999 are scheduled to mature in March 2000.

    Securities sold under agreements to repurchase are classified as secured borrowings. The Institution has a repurchase agreement with a correspondent bank. Borrowings under this repurchase agreement generally mature within 90 days or on demand. Securities collateralizing the agreement have been delivered to the counter party. The rate of interest on these borrowings fluctuates in response to market conditions. The available credit is based on the collateral provided by the Bank when the borrowing is initiated.

    Interest expense on borrowed funds is summarized as follows for the years ended December 31:

                                                                                         1999                    1998
--------------------------------------------------------------------------------------------------------------------------------

         Advances from the FHLB                                               $          53,550       $            1,762
         Securities sold under agreement to repurchase                                  398,504                  108,891
                                                                              --------------------------------------------------
                                                                              $         452,054       $          110,653
                                                                              --------------------------------------------------

First Savings Bank of Virginia and Subsidiary

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE J--INCOME TAXES

    Income tax (benefit) expense at December 31, 1999 and 1998 comprises the following:


                                                                                      1999                    1998
--------------------------------------------------------------------------------------------------------------------------------
         Federal

             Current                                                         $           33,379      $               --
             Deferred                                                                   163,498                 137,641
             Adjustment of valuation reserve for net operating
                loss utilization                                                             --                 (78,641)
                                                                             ---------------------------------------------------

                                                                                        196,877                  59,000
         State
             Current                                                                         --                      --
             Deferred                                                                    26,323                  25,810
             Adjustment of valuation reserve for net operating
                loss utilization                                                             --                 (21,810)
                                                                             ---------------------------------------------------

                                                                                         26,323                   4,000
                                                                             ---------------------------------------------------

         Net provision                                                       $          223,200      $           63,000
                                                                             ---------------------------------------------------


    Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities give rise to significant portions of the deferred tax (liability) asset at December 31:

                                                                                      1999                    1998
--------------------------------------------------------------------------------------------------------------------------------

         Accrual to cash                                                     $         (173,706)     $          (90,414)
         Deferred loan fees                                                             (48,031)                (63,336)
         FHLB stock dividends                                                           (62,773)                (45,446)
         Loan loss reserve                                                              172,758                 106,672
         Net operating loss carryforwards                                                    --                 180,007
         Other                                                                          (11,509)                (15,483)
                                                                             ---------------------------------------------------

         Deferred tax (liability) asset                                                (123,261)                 72,000
                                                                             ---------------------------------------------------


    The deferred tax asset at December 31, 1998 is reflected as a component of other assets in the consolidated statement of financial condition.

First Savings Bank of Virginia and Subsidiary

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE J--INCOME TAXES--Continued

    Prior to 1996, the Institution had qualified under the Internal Revenue Code (the Code) provisions which permitted it to deduct from taxable income an allowance for bad debts based on a percentage of taxable income before such deduction. As an alternative, the Code allowed a bad debt deduction to be computed based on actual experience.

    During 1996, legislation was passed requiring the Institution to recapture as taxable income the portion of its bad debt reserve in excess of its experienced-based reserve. The Institution will be unable to utilize the percentage of taxable income method to compute its reserve addition in the future. The Institution must amortize the portion of its bad debt reserve subject to recapture over six years.

    Retained earnings at December 31, 1999 included earnings of approximately $113,000 representing such bad debt deductions for which no provision for federal income taxes had been made. If, in the future, this portion of retained earnings is used for any purpose other than to absorb bad debt losses, federal income taxes may be imposed at the then applicable rate.

--------------------------------------------------------------------------------

NOTE K--REGULATORY MATTERS

    The Institution is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a material effect on the Institution's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Institution must meet specific capital guidelines that involve quantitative measures of the Institution's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Institution's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Institution to maintain minimum amounts and ratios (set forth in the table below) as defined by regulation. Management believes, as of December 31, 1999, the Institution met all capital adequacy requirements to which it is subject.

    As of December 31, 1999, the most recent notification from the Office of Thrift Supervision categorized the Institution as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Institution's category.

First Savings Bank of Virginia and Subsidiary

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE K--REGULATORY MATTERS--Continued

                                                                                                       Minimum to be
                                                                                                      Well Capitalized
                                                                                                           Under
                                                                     Minimum for Capital              Prompt Corrective
                                            Actual                    Adequacy Purposes                Action Provision
                                ------------------------------------------------------------   ---------------------------------
                                     Amount         Ratio           Amount           Ratio          Amount          Ratio
--------------------------------------------------------------------------------------------------------------------------------
      As of December 31,
        1999:
         Total risk-based
          capital to
          risk-weighted
          assets                 $      5,223,715     12.96%    $      3,225,619     8.00%     $     4,032,023     10.00%
         Tier 1 capital to
          risk-weighted
          assets                        4,718,817     11.70%           1,612,809     4.00%           2,419,214      6.00%
         Core capital to
          adjusted tangible
          assets                        4,718,817      6.84%           2,761,798     4.00%           3,452,248      5.00%
         Tangible capital to
          tangible assets               4,718,817      6.84%           1,035,674     1.50%               N/A         N/A

      As of December 31,
        1998:
         Total risk-based
          capital to
          risk-weighted
          assets                        4,776,287     14.01%           2,726,875     8.00%           3,409,593     10.00%
         Tier 1 capital to
          risk-weighted
          assets                        4,349,807     12.76%           1,363,437     4.00%           2,045,156      6.00%
         Core capital to
          adjusted tangible
          assets                        4,349,807      6.69%           2,602,554     4.00%           3,253,083      5.00%
         Tangible capital to
          tangible assets               4,349,807      6.69%             975,925     1.50%               N/A         N/A

First Savings Bank of Virginia and Subsidiary

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE K--REGULATORY MATTERS--Continued

    The following is a reconciliation of the Institution's generally accepted accounting principles capital, to its regulatory capital, at December 31, 1999:

                                                                        Regulatory
                                 -----------------------------------------------------------------------------------------------
                                   Tangible                          Core                       Risk-Based
                                    Capital         Percentage     Capital         Percentage      Capital       Percentage
--------------------------------------------------------------------------------------------------------------------------------

      GAAP capital               $      4,727,693      6.85%    $      4,727,693     6.85%     $     4,727,693     11.73%

      Accumulated
          comprehensive
          income                           (8,876)    (0.01)              (8,876)   (0.01)              (8,876)    (0.02)

      General valuation
          allowances                                                                                   504,898      1.25
                                 -----------------------------------------------------------------------------------------------

      Regulatory capital--
          computed               $      4,718,817      6.84%    $      4,718,817     6.84%     $     5,223,715     12.96%

                                 -----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTE L--COMMITMENTS AND CONTINGENCIES

    In the ordinary course of business, the Institution has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In addition, the Institution is involved in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material, adverse effect on the consolidated financial position of the Institution.

    The principal commitments of the Institution are as follows:

    Lease Commitments

    At December 31, 1999 the Institution was obligated under non-cancelable operating leases for office space. The Institution entered into a land lease with an unrelated party with an initial term expiring in 2003 and two additional 15-year options thereafter. The Institution has entered into an office lease with a related party. The lease has a term expiring in 2004. Annual rent expense under the lease is $81,900 for fiscal years 1999 and 2000. The lease contains a rent escalation beginning in fiscal year 2001. The amount paid to the related party in 1999 was $73,856. Net rent expense under operating leases, included in occupancy and equipment expense, was $101,306 and $84,546 for the years ended December 31, 1999 and 1998, respectively.

First Savings Bank of Virginia and Subsidiary

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE L--COMMITMENTS AND CONTINGENCIES--Continued

    The projected minimum rental payments under the initial terms of the leases at December 31, 1999 are as follows:


         Year ending December 31,
--------------------------------------------------------------------------------

                      2000                              $          126,532
                      2001                                         152,007
                      2002                                         149,516
                      2003                                         128,275
                      2004                                          19,175
                      Thereafter                                        --
                                                        ------------------------

                                                        $          575,505
                                                        ------------------------

    Loan Commitments

    In the normal course of business, the Institution makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying consolidated financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit and standby letters of credit. At December 31, 1999, commitments under standby letters of credit aggregated $828,256. Unfunded loan commitments totaled $11,603,893.

    The amount of collateral obtained, if it is deemed necessary by the Institution, is based on management's credit valuation of the customer.

    Stock Option Plan

    The Institution adopted a stock option plan and reserved 90,000 shares for issuance. The plan expired in September 1996; granted options expired in 1999. In April 1998, the Institution adopted a new stock option plan and reserved 100,000 shares for issuance. As of December 31, 1999, 20,000 options were outstanding under the new plan. The options granted in 1999 expire in 2006. The following table summarizes certain information regarding outstanding options under both plans:

First Savings Bank of Virginia and Subsidiary

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE L--COMMITMENTS AND CONTINGENCIES--Continued


                                                                                     Number of
                                                                                      Shares             Exercise Price
--------------------------------------------------------------------------------------------------------------------------------
    Balance at January 1, 1998                                                           42,000
    Granted                                                                               8,250         $    4.00-5.00
    Exercised                                                                           (22,325)        $    2.00-3.00
    Canceled                                                                                 --
                                                                                  -----------------

    Balance at December 31, 1998                                                         27,925
    Granted                                                                              22,500         $        5.00
    Exercised                                                                            (1,500)        $        3.00
    Canceled                                                                             (2,500)        $        5.00
    Expired                                                                             (26,425)        $    3.00-5.00
                                                                                  -----------------

    Balance at December 31, 1999                                                         20,000
                                                                                  -----------------



    The pro forma disclosures of the fair value method for stock-based compensation required by SFAS No. 123 have been omitted, as the amounts are considered immaterial.
--------------------------------------------------------------------------------

NOTE M--RELATED PARTY TRANSACTIONS

    Certain directors, officers, employees and stockholders of the Institution were loan customers of the Institution during 1999 and 1998. In the opinion of management, these loans are consistent with sound banking practices, are within regulatory lending limitations, and do not involve more than normal risk of collectibility. At December 31, 1999 and 1998, these loans totaled approximately $1,044,876 and $683,900, respectively. In addition, related party deposits held totaled approximately $776,697 and $498,243 at December 31, 1999 and 1998, respectively.

--------------------------------------------------------------------------------

NOTE N--STATEMENT OF CASH FLOWS SUPPLEMENTAL DISCLOSURES

    The Institution  paid the following  amounts during the years ended December
    31:

                                      1999                    1998
--------------------------------------------------------------------------------

         Interest             $    2,845,663       $        2,529,092
                              --------------------------------------------------

         Income taxes         $       40,000       $               --
                              --------------------------------------------------

First Savings Bank of Virginia and Subsidiary

--------------------------------------------------------------------------------

December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE O--RETIREMENT PLAN

    The Institution has a defined contribution retirement plan which covers substantially all full-time employees who have completed six months of service. The Institution will contribute 50 percent of employee contributions up to 2 percent of pre-tax income. The employer contribution vests immediately. The Institution contributed approximately $8,613 and $10,087 to the plan during the years ended December 31, 1999 and 1998, respectively.

--------------------------------------------------------------------------------

NOTE P--SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

    The Institution is primarily engaged in originating one- to four-family residential and construction real estate loans in Northern Virginia. The concentration of loans receivable by type of loan is reflected in Note D. The Institution offers both fixed and adjustable rates of interest on these loans, which have amortization terms ranging to 30 years. A significant percentage of Northern Virginia borrowers are employed by service firms and government agencies. Adverse changes in economic conditions could have a direct effect on the timing and amount of payments by borrowers, as well as impairing collateral values. However, management believes residential real estate values are presently stable in its primary lending area, and loan loss allowances have been provided for in amounts commensurate with its current perception of the foregoing risks in the portfolio.

First Savings Bank of Virginia and Subsidiary

Consolidated Statements of Financial Condition (unaudited)

--------------------------------------------------------------------------------

                                                                        June 30,       December 31,
                                                                          2000             1999
                                                                      ------------     ------------
Assets
      Cash and due from banks                                         $  5,342,327     $  1,498,144
      Federal Home Loan Bank, overnight investments                      7,702,572        6,104,409
      Investment securities available for sale                             937,739        1,244,160
      Investment Securities held to maturity                            10,772,588       10,981,544
      Federal Home Loan Bank stock                                         241,500          241,500
      Loans receivable, net                                             49,638,944       47,681,905
      Foreclosed real estate, net                                            7,500          157,419
      Accrued interest receivable                                          427,752          445,310
      Premises and equipment, net                                          458,518          511,767
      Other assets                                                         830,543          178,803
                                                                      ------------     ------------

                                                                      $ 76,359,983     $ 69,044,961
                                                                      ============     ============

Liabilities and Stockholders' Equity

Liabilities
      Deposits                                                        $ 59,159,657     $ 55,127,762
      Advances from Federal Home Loan Bank                               3,000,000        3,000,000
      Securities sold under agreement to repurchase                      8,860,751        5,860,751
      Accrued interest payable                                              94,031           73,943
      Advances from borrowers for taxes and insurance                       42,131           37,292
      Deferred income taxes                                                117,821          123,261
      Other liabilities                                                    204,864           94,259
                                                                      ------------     ------------

Total Liabilities                                                       71,479,255       64,317,268
                                                                      ------------     ------------

Stockholders' Equity
      Common Stock ($1 par value, 12,000,000 shares
           authorized, 931,605 issued and outstanding)                     931,605          931,605
      Additional paid-in capital                                         3,276,339        3,276,339
      Retained earnings                                                    670,400          510,873
      Accumulated other comprehensive income                                 2,384            8,876
                                                                      ------------     ------------

Total Stockholders' Equity                                               4,880,728        4,727,693
                                                                      ------------     ------------

                                                                      $ 76,359,983     $ 69,044,961
                                                                      ============     ============


                The accompanying notes are an integral part of these statements.

First Savings Bank of Virginia and Subsidiary

Consolidated Statements of Income (unaudited)

--------------------------------------------------------------------------------

                                                       For the Three Months               For the Six Months
                                                          Ended June 30,                    Ended June 30,
                                                     2000              1999              2000              1999
Interest Income
     Loans                                      $  1,109,583      $    969,673      $  2,257,898      $  1,882,952
     Investments                                     291,743           273,761           556,063           561,446

Total Interest Income                              1,401,326         1,243,434         2,813,961         2,444,398

Interest Expense
     Deposits                                        593,501           604,716         1,176,608         1,231,058
     Borrowed funds                                  197,031            94,378           362,302           146,602

Total Interest Expense                               790,532           699,094         1,538,910         1,377,660

Net Interest Income                                  610,794           544,340         1,275,051         1,066,738

Provision for loan losses                                  -            75,000           225,000            85,000
Interest Income After Provision
     for Loan Losses                                 610,794           469,340         1,050,051           981,738

Non-interest Income
     Service Charges                                 177,470           176,420           293,348           315,435
     Gain on sale of real estate owned                     -            49,408             4,356            49,408
     Gain on sale of loans                                 -                 -           139,050                 -
     Other                                             5,715             9,225            12,361            14,129

Total Non-interest Income                            183,185           235,053           449,115           378,972

Non-interest Expense
     Compensation and related benefits               244,941           283,274           523,551           536,068
     Occupancy expense                                30,598            36,114            61,308            58,609
     Property and equipment expense                   56,389            60,050           116,213           120,334
     Professional fees                                75,948            35,200           141,627            60,306
     FDIC and regulatory fees                         13,296            18,726            26,759            38,148
     Data processing expense                          47,644            39,438            96,704            81,529
     Other                                           190,349            93,411           274,877           187,947

Total Non-interest Expense                           659,165           566,213         1,241,039         1,082,941

Income Before Income Taxes                           134,814           138,180           258,127           277,769

Income Tax Expense                                    51,800            52,400            98,600           105,500

Net Income                                      $     83,014      $     85,780      $    159,527      $    172,269


Basic Earnings Per Share                        $       0.09      $       0.09      $       0.17      $       0.19

Diluted Earnings Per Share                      $       0.09      $       0.09      $       0.17      $       0.20

Weighted Average Number Of
   Basic Shares Outstanding                          930,105           930,105
                                                                                         931,605           931,605

Weighted Average Number Of
   Diluted Shares Outstanding
                                                     931,605           930,105           931,605           930,105


                The accompanying notes are an integral part of these statements.

First Savings Bank of Virginia and Subsidiary

Consolidated Statements Cash Flows (unaudited)

--------------------------------------------------------------------------------

                                                                                 Six Months Ended June 30,
                                                                                  2000               1999
Increase (Decrease) in Cash and Cash Equivalents

Cash Flows from Operating Activities
     Net Income                                                               $    159,527      $    172,269

     Adjustments to reconcile net income to net cash
         provided (used) by operating activities
             Depreciation and amortization                                          62,999            53,295
             Amortization of loan fees                                             (34,320)          (38,332)
             Amortization of premiums and discounts on
                 investment securities                                              15,400            41,764
             Provision for possible loan losses                                    225,000            85,000
             Deferred income taxes                                                       -            53,100
             Gain on sale of loans                                                (139,050)                -
             Gain on sale of real estate owned                                      (4,356)                -
             Decrease (increase) in accrued interest receivable                     17,558           (34,883)
             Decrease (increase) in other assets                                  (651,740)          142,902
             Increase in accrued interest payable                                   20,088            58,057
             Increase (decrease) in advances from borrowers
                 for taxes and insurance                                             4,839            (4,857)
             Increase in other liabilities                                         110,605            58,637

     Total adjustments                                                            (372,977)          414,683

Net Cash Provided (Used) by Operating Activities                                  (213,450)          586,952

Cash Flows from Investing Activities
     Proceeds from sale of loans                                                 2,282,931                 -
     Proceeds from sale of real estate owned                                       154,275                 -
     Purchases of equipment                                                         (9,750)          (18,526)
     Net increase in loans                                                      (4,303,532)       (4,698,554)
     Purchases of held-to-maturity securities                                     (500,000)       (5,103,658)
     Sales of held-to-maturity securities                                                -         1,916,000
     Principal repayment on investments                                            999,977         2,446,100

Net Cash Used in Investing Activities                                           (1,376,099)       (5,458,638)

Cash Flows from Financing Activities
     Net increase (decrease) in demand deposits, NOW accounts
         and savings accounts                                                    5,920,065          (788,658)
     Net decrease in certificates                                               (1,888,170)       (1,568,952)
     Securities sold under agreement to repurchase                               3,000,000         5,569,835
     Proceeds from common stock issuance                                                 -             4,500

Net Cash Provided by Financing Activities                                        7,031,895         3,216,725

Net Increase (Decrease) in Cash and Cash Equivalents                             5,442,346        (1,654,961)

Cash and Cash Equivalents, beginning of period                                   7,602,553        10,611,478

Cash and Cash Equivalents, end of period                                      $ 13,044,899      $  8,956,517


                The accompanying notes are an integral part of these statements.

First Savings Bank of Virginia and Subsidiary

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

NOTE A--BASIS OF PRESENTATION

    The accompanying June 30, 2000 unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB and, therefore, do not include all information or footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. However, all adjustments which are, in the opinion of management, necessary for a fair presentation have been included. All adjustments are of a normal recurring nature. The results of operations for the six-month period ending June 30, 2000 are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the financial statements and the notes included in First Savings Bank of Virginia's (the Bank's) Annual Report for the year ended December 31, 1999.


NOTE B--MERGER AGREEMENT

    First Savings Bank signed a definitive merger agreement providing for a merger with Southern Financial Bancorp, Inc. Stockholders of the Bank will receive .44 shares of Southern Financial Bancorp common stock in exchange for each share of their common stock. Subject to certain conditions including receipt of regulatory approval and approval of the shareholders of the Bank, closing of the merger is anticipated to occur in the third quarter of 2000.

    As a result of the definitive merger agreement, provisions of employment agreements with certain employees provide for severance payments and additional compensation as incentives for these employees to continue employment with the Bank through completion of the merger. The total compensation provided in these agreements, payable at the completion of the merger, approximates $321,000.

         (b)      Pro Forma Financial Information.

         The following unaudited pro forma combined condensed financial statements give effect to the Merger using the purchase method of accounting. Accordingly, the assets and liabilities of First Savings have been recorded on the Company's books at their fair market value and First Savings' capital accounts have been eliminated. The amount by which the sum of (1) the cash paid by the Company and (2) the market value of Company Common Stock issued in the Merger exceeds the net fair market value of First Savings assets and liabilities has been allocated to goodwill.

         The pro forma balance sheet combines the balance sheet of the Company and First Savings as of June 30, 2000. The pro forma income statements for the six months ended June 30, 2000 and for the year ended December 31, 1999 combine the results of operations of the Company and First Savings for the respective periods. The pro forma income statement for the year ended December 31, 1999 has been derived from audited financial statements included elsewhere herein. Pro forma adjustments on the income statement have been computed assuming that the Merger was consummated at the beginning of the period presented. Pro forma adjustments on the balance sheet have been computed assuming the transaction was consummated at June 30, 2000.

         The information shown is not necessarily indicative of the results of future operations of the combined entity or the actual results that would have occurred had the Merger been in effect during the periods presented. These statements and the related notes should be read in conjunction with the related consolidated financial statements and the notes thereto of the Company, which have been filed with the Commission, and First Savings, which are included in
Item 7(a) above.

                      SOUTHERN FINANCIAL AND FIRST SAVINGS
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 2000
                                 (in thousands)

                                                      Southern                         Pro Forma
                                                      Financial       First Savings   Adjustments            Combined
                                                    --------------   -------------------------------      ----------------
      Assets
      Cash and due from banks                              14,696            5,342                                 20,038
      Overnight earning deposits                            3,039            7,703                                 10,742
      Investment securities, available for sale           106,833              938                                107,771
      Investment securities, held-to-maturity              41,934           10,773             (140) C             52,567
      Loans receivable, net                               240,888           49,639                                290,527
      Loans held for sale                                     237                -                                    237
      Premises and equipment, net                           6,230              459                                  6,689
      Other assets                                         13,261            1,506                                 14,767
                                                                                              5,817  B
                                                                                             (4,880) A
      Goodwill                                                  -                               147  C              2,777
                                                                                              1,693  A
         Total Assets                                     427,118           76,360            2,637               506,115

      Liabilities and Shareholders' Equity
      Deposits                                            378,707           59,160                                437,867
      Other borrowings                                     14,000           11,861                                 25,861
      Other liabilities                                     3,749              459                                  4,208
       Total liabilities                                  396,456           71,480                -               467,936

      Preferred stock                                           -                -                                      -
      Common stock, par value                                  27              932                4  B
                                                                                               (932) A                 31
      Paid-in capital                                      23,706            3,276           (3,276) A
                                                                                              5,813  B             29,519
      Retained earnings                                     8,703              670             (670) A             10,403
                                                                                              1,700  A
      Accumulated other comprehensive income               (1,774)               2               (2) A             (1,774)
         Total shareholders equity                         30,662            4,880            2,637                38,179

        Total Liabilities and Shareholders'               427,118           76,360            2,637               506,115
                      Equity

      NOTES
      A:    Elimination of acquired  company's equity under purchase  accounting
            rules,  which  includes  additional   acquisition  costs,   goodwill
            amortization,   and  investment   purchase   accounting   adjustment
            accretion
      B:    Market value of newly issued shares
      C:    Unrealized  loss on investment  securities  held-to-maturity  net of accretion year-to-date
      D:    Goodwill acquired in the transaction, net of amortization.  Southern
            Financial has reasonably estimated and included the remaining transaction costs, and operating losses prior to consummation of the merger.

                      SOUTHERN FINANCIAL AND FIRST SAVINGS
                  PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                 (in thousands)

                                                    Southern                             Pro Forma
                                                   Financial        First Savings       Adjustments          Combined
                                               -------------------------------------- ----------------    ----------------
Interest Income
     Loans                                        $    11,532          $   2,258           $    -           $  13,790
     Investments                                        5,075                556                7 A             5,639

Total Interest Income                                  16,607              2,814                7              19,429

Interest Expense
     Deposits                                           7,342              1,177                                8,519
     Borrowed funds                                       666                362                                1,028

Total Interest Expense                                  8,008              1,539                                9,547

Net Interest Income                                     8,600              1,275                7               9,882

Provision for loan losses                                 675                225                                  900
Interest Income After Provision
     for Loan Losses                                    7,925              1,050                7               8,982

Non-interest Income
     Fee income                                         1,283                293                                1,576
     Gain on sale of loans                                605                139                                  744
     Other                                                 90                 17                                  107

Total Non-interest Income                               1,978                449                                2,427

Non-interest Expense
     Compensation and related benefits                  3,350                524                                3,873
     Premises and equipment                             1,238                178                                1,416
     Data processing expense                              547                 97                                  644
     Other                                              1,114                443               96 B             1,653

Total Non-interest Expense                              6,249              1,241               96               7,586

Income Before Income Taxes                              3,653                258              (88)              3,823

Income Tax Expense                                      1,205                 99                0               1,303

Net Income                                         $    2,448          $     160        $     (88)           $  2,520

     Earnings per share
       Basic                                       $     0.92          $    0.17                             $   0.82
       Diluted
                                                         0.90               0.17                                 0.81

     Weighted average shares outstanding
       Basic                                            2,662                                                   3,072
                                                                             932
       Diluted                                                                                                  3,127
                                                        2,717                932

    NOTES
    A: Accretion of purchase accounting adjustment on investment securities held-to-maturity
    B:   Amortization of goodwill acquired over 15 years

                      SOUTHERN FINANCIAL AND FIRST SAVINGS
                  PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (in thousands)

                                                                Southern                                        Pro Forma
                                                                Financial     First Savings   Adjustments       Combined
                                                               ------------    ------------   ------------    ------------
Interest Income
Loans                                                          $     19,982    $      4,141   $          -    $     24,123
Investment securities                                                 9,774           1,072              -          10,846
                                                               ------------    ------------   ------------    ------------
 Total interest income                                               29,756           5,213              -          34,969

Interest Expense
Deposits                                                             13,576           2,429              -          16,005
Borrowings                                                              732             452              -           1,184
                                                               ------------    ------------   ------------    ------------
 Total interest expense                                              14,308           2,881              -          17,189
                                                               ------------    ------------   ------------    ------------

  Net interest income                                                15,448           2,332              -          17,780
                                                               ------------    ------------   ------------    ------------
  Provision for loan losses                                           2,130             130              -           2,260

                                                               ------------    ------------   ------------    ------------
  Net interest income after provision for loan losses                13,318           2,202              -          15,520

Other Income
Fee income                                                            2,155             556              -           2,711
Gain on sale of loans                                                 1,115              22              -           1,137
Loss on sale of investment securities                                  (692)              -              -            (692)
Other                                                                   256             100              -             356
                                                               ------------    ------------   ------------    ------------
 Total other income                                                   2,834             678              -           3,512

Other Expenses
Employee compensation and benefits                                    6,449           1,099              -           7,548
Premises and equipment                                                3,362             379              -           3,741
Restructuring charges                                                   685               -              -             685
Merger expenses                                                       1,752               -              -           1,752
Other                                                                 2,341             814            131 A         3,286
                                                               ------------    ------------   ------------    ------------
 Total other expenses                                                14,589           2,292            131          17,012

  Income before taxes                                                 1,563             588           (131)          2,020
                                                               ------------    ------------   ------------    ------------
Income tax expense                                                      602             223              -             825
                                                               ------------    ------------   ------------    ------------

  Net income                                                   $        961    $        365   $       (131)   $      1,195
                                                               ============    ============   ============    ============

Earnings per common share:
  Basic                                                        $       0.36    $       0.39                   $       0.39
  Diluted                                                              0.35            0.39                           0.38

Weighted average shares outstanding
  Basic                                                               2,649             931                          3,059
  Diluted                                                             2,722             939                          3,135

-------------------------

A:  Amortization of goodwill over 15 years.

         (c)      Exhibits.

                  Exhibit No.            Description
                  -----------            -----------

                      2.1 Agreement and Plan of Reorganization, dated as of March 31, 2000, by and between First Savings, the Company and the Bank, filed as Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-39666), dated June 19, 2000, incorporated herein by reference.

                      23.1      Consent of Grant Thornton LLP.*

         ---------------
         *  Filed herewith.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SOUTHERN FINANCIAL BANCORP, INC.



Dated:  November 16, 2000               By:  /s/ William H. Lagos
                                           -------------------------------------
                                             William H. Lagos
                                             Senior Vice President

                                INDEX TO EXHIBITS


No.         Description
---         -----------

2.1 Agreement and Plan of Reorganization, dated as of March 31, 2000, by and between First Savings Bank of Virginia, Southern Financial Bancorp, Inc. and Southern Financial Bank, filed as Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-39666), dated June 19, 2000, incorporated herein by reference.

23.1        Consent of Grant Thornton LLP.*

---------------
*  Filed herewith.